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                              DISTRIBUTOR AGREEMENT

THIS DISTRIBUTOR AGREEMENT is made on this 11th day of February, 1998, by and between PICK, INC., (hereinafter "PICK") a New Jersey Corporation, located at Wayne Interchange Plaza 11, 155 Route 46 West, Third Floor, Wayne, NJ 07470, and

                          BLACKSTONE CALLING CARD, INC.

(hereinafter "DISTRIBUTOR"), located at 7900 N. W. 36th Street, Second Floor, Miami, Florida 33166.

WHEREAS, PICK is engaged in the business of marketing telecommunications services, long distance access lines, and other communications products; and

WHEREAS, DISTRIBUTOR is engaged in the business of distributing prepaid telephone calling cards to an established network of retail outlets for the purpose of resale to the general public; and

WHEREAS, PICK and DISTRIBUTOR desire to enter into a non-exclusive distributorship whereby DISTRIBUTOR agrees to market specific prepaid telephone calling cards;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. Subject to the terms and conditions of this Agreement, PICK grants to DISTRIBUTOR and DISTRIBUTOR accepts a non-exclusive license to market the specific prepaid telephone calling cards herein delineated to retail customers as per Attachment A attached hereto. PICK agrees, however, that PICK will grant DISTRIBUTOR "most favored nation's" pricing as compared with pricing to any competitor of DISTRIBUTOR that is purchasing from PICK on the same terms and conditions as set forth herein, including the same volume per month at the same discount.

2. DISTRIBUTOR agrees that it will not publish or cause to be published, any statement, or encourage or approve any advertising or practice, which might mislead or deceive any third parties or might be detrimental to the good name, service marks, trademarks, good will or reputation of PICK or PICK's products and/or services. DISTRIBUTOR shall print at his own cost all prepaid telephone calling cards, Point of Sale materials, advertising and promotional materials, packaging, etc. Design and format of the specific prepaid telephone calling cards and collateral materials must be provided by DISTRIBUTOR to PICK and approved in writing by PICK prior to the undertaking of any printing or production. Such approval, however, shall not


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DISTRIBUTOR AGREEMENT
PAGE 2

be unreasonably withheld or delayed. DISTRIBUTOR agrees that wording and network provider logos to appear on the reverse side of the prepaid telephone calling cards will be supplied entirely by PICK and will be printed as provided. Further, DISTRIBUTOR agrees that the network provider named in the legend stating that "Network services provided by PICK Communications Corp." will never be duplicated on any product not supported by PICK.

3. Prices, Ordering, Activation and Payment Terms are detailed in Attachment B which is attached hereto and is hereby made a part of this Agreement. DISTRIBUTOR hereby agrees that it will initially distribute its prepaid telephone cards only in the States where PICK is authorized to do business and has filed tariffs. Such states are listed in Exhibit A attached hereto and made a part hereof. If DISTRIBUTOR wishes to sell in any other states, DISTRIBUTOR shall notify PICK and PICK shall seek to register in such state and file the appropriate tariff at DISTRIBUTOR's sole cost and expense.

4. The relationship contemplated by this Agreement is one of independent contractors pursuant to which PICK shall provide and DISTRIBUTOR shall market specific prepaid telephone calling cards to various retailers; no other relationship between the parties is intended to be created or is created herein.

5. The initial term of this Agreement shall commence on or before March 15, 1998 and shall continue for two (2) years and shall be automatically renewed for additional consecutive contract periods of one (1) year each unless terminated. Notwithstanding the foregoing, either PICK or DISTRIBUTOR shall have the right to terminate this Agreement for any reason whatsoever at end of any year during the Term hereof by giving the other party sixty (60) days prior written notice; provided, however, that the conditions, representations, warranties and indemnifications contained in this Agreement shall survive such termination.

6. DISTRIBUTOR and PICK hereby warrant and represent to each other that each will hold in confidence such information as PICK or DISTRIBUTOR designates as Confidential in writing to the other including, but not limited to, trade secrets, competitively sensitive information such as customer lists, cost data, commission schedules, etc., technical information and information of a proprietary nature or not known generally by the public.

7. DISTRIBUTOR will protect, indemnify and hold harmless PICK and its directors, officers and employees, from any and all liability, damage, loss or expense (including reasonable attorney's fees) arising out of any act or omission of DISTRIBUTOR or any of its agents or employees relating to any breach of its obligations or any warranty or representation made to PICK in this Agreement. Likewise, PICK will indemnify and hold harmless DISTRIBUTOR and its directors, officers and employees, from any and all liability, damage, loss or expense (including reasonable attorney's fees) arising out of any act or omission of PICK relating to any breach of its obligations or any warranty or representation made to DISTRIBUTOR in this Agreement.

8. PICK will use reasonable efforts under the circumstances to maintain overall network quality. The quality of service provided hereunder shall be consistent with other common carrier


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DISTRIBUTOR AGREEMENT
PAGE 3

industry standards, government regulations and sound business practices. If DISTRIBUTOR is receiving legitimate complaints from its Retailers about PICK's network quality it shall inform PICK thereof immediately in writing (via Fax) giving the country in question as well as as many particulars as possible. PICK shall have twenty (20) days to remedy the situation and, if PICK does not cure the problem within the twenty (20) days, DISTRIBUTOR shall have the right to cancel this Agreement. PICK MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

9. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. If any provision of this Agreement, as applied to either party or to any circumstance, shall be either void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

10. All notices required to be given hereunder shall be deemed given when delivered personally or sent by facsimile with a copy by registered mail or overnight carrier (such as Federal Express), charges pre-paid, as follows:

   PICK, INC.                                 Blackstone Calling Card, Inc.
   Wayne Interchange Plaza 11                 7900 N. W. 36th Street, 2nd Floor
   155 Route 46 West, Third Floor             Miami, FL 33166
   Wayne, NJ 07470                            ATTN: Luis Arias, President
   ATTN: Diego Leiva, President               FAX: (305) 592-6691
   FAX: (973) 812-4181

                  With a copy to:             Brian Fink, Esq.
                                              169 E. Flagler St., Suite 1700
                                              Miami, FL 33131
                                              FAX: (305) 371-8011

Notices shall include change of address and change of bank.

11. DISTRIBUTOR, without the written consent of PICK, shall not assign, transfer or encumber any of its rights or obligations under this Agreement; providing, however, that such consent shall not be unreasonably withheld or delayed if such assignment, transfer or encumbrance is to a company wholly owned or controlled by DISTRIBUTOR. Any attempt to assign, transfer or encumber any of Distributor's rights or obligations hereunder, without the consent of PICK, shall be void and of no effect.

12. Except as set forth in Paragraph 8 above and Paragraph 7 of Attachment B hereto, this Agreement and the relationship of the parties may be terminated by the non-defaulting party in accordance with applicable provision hereof and/or the occurrence of any of the following events which shall constitute a default:




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DISTRIBUTOR AGREEMENT
PAGE 4

         (A) Material breach of this Agreement after notice thereof and failure of the breaching party to cure such breach: (1) within three (3) days of receipt of such notice where such breach involves a failure to make payments when due and (ii) within twenty (20) days of receipt of such notice for all other breaches; and

         (B) The adjudication of bankruptcy of either party under any Federal, state or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by a party of its properties and interest for the benefit of creditors.

13. This Agreement shall be construed in accordance with the laws of the State of New Jersey. This Agreement constitutes the entire understanding between the parties and may not be changed or modified, nor may any of the terms hereof be waived, except in writing signed by both parties.

IN WITNESS HEREOF, this Agreement has been duly executed by the parties as of the date first above written.

                                  DISTRIBUTOR:

PICK, INC.                        BLACKSTONE CALLING CARD, INC.



By: /s/ Raymond M. Brennan        By: /s/  Luis Arias
   -----------------------            -----------------------------------
   Raymond M. Brennan                 Luis Arias
   Vice President                     President

                                      65-0576903
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                                      Federal Tax I.D. Number